UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 3, 2009

LOUISIANA-PACIFIC CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7107	93-0609074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

414 Union Street, Suite 2000, Nashville, TN 37219

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (615) 986-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Material Contract.

The information set forth under the caption “Item 3.02 Unregistered Sale of Equity Securities” in this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.     Unregistered Sale of Equity Securities.

On March 3, 2009, Louisiana-Pacific Corporation (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with three purchasers specified therein (the “Initial Purchasers”). Pursuant to the Purchase Agreement, the Company agreed to issue and sell, and the Initial Purchasers agreed to purchase, 375,000 units (the “Units”), each consisting of $1,000 principal amount at maturity of 13% Senior Secured Notes due 2017 (the “Notes”) and one warrant nominally exercisable to purchase 49.0559 shares of common stock of the Company (the “Warrants”). The sale is scheduled to be completed on March 10, 2009, subject to the satisfaction of customary closing conditions. The purchase price for the Units will be allocated between the Notes and the Warrants following the completion of the sale.

The offer and sale of the Units and the Warrants (which are nominally exercisable to purchase an aggregate of 18,395,963 shares of common stock of the Company) will be exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Securities Act. The Initial Purchasers intend to resell the Units to qualified institutional buyers pursuant to Rule 144A under the Securities Act at a price per Unit of $750, or an aggregate of $281,250,000. The Company estimates that it will receive net proceeds from the sale of the Units (after deducting discounts and commissions received by the Initial Purchasers and payment of related transaction expenses) of approximately $264,300,000.

The Notes and Warrants will become separately transferable upon dissolution of the Units at the earlier of (x) 180 days after the issue date of the Units and (y) such date as a specified Initial Purchasers shall determine at it sole discretion (the “Separation Date”). The Warrants will be exercisable at any time on or after the Separation Date and prior to March 15, 2017 at an exercise price of $1.39 per share of common stock, subject to adjustment in certain circumstances and to mandatory cashless exercise provisions.

The Initial Purchasers and certain of their affiliates have provided and may in the future provide financial advisory, investment banking and commercial banking services in the ordinary course of business to the Company, for which they receive customary fees and expense reimbursement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION

By:	/s/ Curtis M. Stevens
Curtis M. Stevens Chief Financial Officer

Date: March 9, 2009.